Exhibit 10(o)

ILLINOIS TOOL WORKS INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Illinois Tool Works Inc. (the “Company”) has granted you (the “Participant”) an Award consisting of Restricted Stock Units (each, an “RSU”) subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”). The Award is subject to the terms and conditions of the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan (the “Plan”). By accepting the Award and this Agreement, you: (a) acknowledge receipt of, and represent that you have read and are familiar with, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”), (b) accept the Award subject to the terms and conditions of this Agreement and the Plan and (c) agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan. Notwithstanding any provision of this Agreement to the contrary, the terms and conditions of other agreements or plans between you and the Participating Company Group that apply to the RSUs, if any (the “Superseding Agreement”), shall supersede any inconsistent term or condition set forth in this Agreement to the extent intended by such Superseding Agreement.

1.Definitions

Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

2.Administration.

All questions of interpretation concerning this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. The Chief Executive Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

3.The Award.

3.1Grant of RSUs. On (the “Date of Grant”), you shall acquire, subject to the provisions of this Agreement, the RSUs, subject to adjustment as provided in Section 9. Each RSU represents a right to receive on a date determined in accordance with this Agreement one (1) share of Stock. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of one (1) share of Stock, in part or in full satisfaction of the delivery of Stock in connection with the vesting of the RSUs, and, to the extent applicable, references in this Agreement to Stock issuable in connection with the RSUs will include the potential issuance of its cash equivalent pursuant to such right.

3.2Additional RSUs. Between the Date of Grant and the Vesting Date, the Company shall credit to a bookkeeping account maintained on your behalf an amount equal to any cash dividends you would have received if the shares of Stock subject to the RSUs had been issued and outstanding. The amount credited to the bookkeeping account shall be credited as additional RSUs which shall be paid to you upon vesting of the RSUs.

4.Vesting of RSUs.

4.1General Vesting of RSUs. Except as otherwise provided in this Agreement or the Plan, no portion of the RSUs will vest prior to the third anniversary of the Date of Grant (the “Vesting Date”). On the Vesting Date, 100% of the RSUs will become vested, provided that you remain continuously employed by or in service with a Participating Company from the Date of Grant through the Vesting Date, except as set forth in Section 4.2 and 4.3.

4.2Vesting of RSUs after death or Disability. Notwithstanding the foregoing, if, prior to the Vesting Date, your employment or service with the Participating Company Group terminates by reason of death or Disability, the RSUs shall become fully vested upon the date of termination of employment or service due to death or Disability.

4.3Vesting of RSUs after Retirement. If, prior to the Vesting Date, you incur a Retirement, and the RSUs were granted within a year prior to the Retirement, then 25% of the RSUs shall become vested RSUs on the Retirement Date, and the remaining 75% of the RSUs shall be forfeited. If the RSUs were granted more than a year prior to the Retirement, then 100% of the RSUs shall become vested RSUs on the Retirement Date, provided you have executed a restrictive covenant and release of claims in such form as any member of the Company Group may require.

“Retirement” shall be reached when your employment terminates from the Participating Company Group, and at the time of such termination: (i) the sum of your age and years of service as an employee of any member of the Participating Company Group equals or exceeds 70 years, and (ii) you are at least 55 years old and have 5 or more years of service with the Participating Company Group.

5.Forfeiture of awards.

5.1Forfeitures. If your employment or service with the Participating Company Group terminates for any reason other than death, Disability, or Retirement or for no reason, with or without Cause, you shall forfeit all unvested RSUs as of the time of such termination.

5.2Participant’s Action that would Constitute Cause. If you engage in any act that would constitute Cause during any period that the RSUs remain outstanding, the Committee may, in its sole discretion, deem the RSUs, whether vested (but not yet paid) or unvested, to be immediately forfeited, as permitted by law.
6.Settlement of the Award.

6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.2, the Company shall issue to you one (1) share of Stock (or cash equivalent as provided in Section 3.1) as soon as practicable following the date the RSU becomes a vested RSU, but in no event later than sixty (60) days following the date the RSU becomes a vested RSU, as determined by the Company in its sole discretion (the “Settlement Date”). Shares of Stock issued in settlement of RSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.2, Section 7 or Section 12.8.

6.2Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares. As a condition to the settlement of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.Tax Withholding.

7.1In General. At the time this Agreement is executed, or at any time thereafter as requested by a Participating Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group that arise in connection with the Award, the vesting of RSUs or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by you.

7.2Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, you may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by you to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of RSUs.

7.3Withholding in Shares. The Company shall have the right, but not the obligation, to require you to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to you in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not to exceed the applicable maximum statutory withholding rates.

8.Effect of Change in Control.

In the event of a Change in Control, the provisions of Section 11 of the 2024 Long-Term Incentive Plan shall control.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of RSUs subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of your rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which you are entitled by reason of ownership of RSUs acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all RSUs originally acquired hereunder. Any fractional RSU or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director or Employee.

You shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). If you are an Employee, you understand and acknowledge that, unless otherwise provided in a separate, written employment agreement between a Participating Company and you, your employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon you any right to continue in the employment or service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate your employment or service at any time.

11.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

11.1Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of your termination of employment or service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until you have incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that you are a “specified employee” within the meaning of the Section 409A Regulations as of the date of your separation from service, no amount that constitutes a deferral of compensation which is payable on account of your separation from service shall be paid to you before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of your separation from service or, if earlier, the date of your death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

11.2Other Changes in Time of Payment. Neither you nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

11.3Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by you under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to you or your consent. You hereby release and hold harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by you in connection with the Award, including as a result of the application of Section 409A.

12.Miscellaneous Provisions.

12.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on your rights under this Agreement without your consent unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

12.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any RSUs subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of you or your beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during your lifetime only by you or your guardian or legal representative.

12.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon you and your heirs, executors, administrators, successors and assigns.

12.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for you by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address as such party may designate in writing from time to time to the other party.

a.Description of Electronic Delivery and Signature. The Plan documents, including without limitation the Plan, this Agreement and the Plan Prospectus, as well as the Company’s annual proxy statement and any reports of the Company which may be provided generally to the Company’s stockholders, may be delivered to you electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

b.Consent to Electronic Delivery and Signature. You acknowledge that you have read Section 12.5(a) of this Agreement and hereby consent to the electronic delivery of all documents referenced therein. You agree that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.

12.6Applicable Law. This Agreement shall be governed by the laws of the State of Illinois without regard to the conflict of law provisions. For purposes of litigating any dispute that relates to or arises under this Agreement or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted exclusively in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois.

12.7Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

12.8Restrictions on Rights. You acknowledge that you are subject to any Company policies regarding stock trading, hedging and pledging shares of Stock or other Company equity securities to the extent applicable to you, including the Company’s Hedging/Anti-Pledging Policy as in effect from time to time. Under that Policy as currently in effect: (i) you are not permitted to purchase or sell options on the Company’s common stock or engage in short sales of the Company’s common stock; and (ii) if you are an executive officer or director, you are not permitted to (A) purchase or sell any financial instrument or otherwise engage in any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of shares of Stock, or (B) pledge any shares of Stock or other Company equity securities to secure the payment of any obligation or place any such securities in a margin account. For purposes of the Company’s Hedging/Anti-Pledging Policy, an “executive officer” means any officer classified by the Company as a reporting person under Section 16 of the Exchange Act.

12.9Foreign Participants. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. If you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendices A and B, as applicable, will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Agreement.